SCHEDULE 14-C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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PRECISION AEROSPACE COMPONENTS, INC.

(Name of Registrant as Specified In Its Charter)

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PRECISION AEROSPACE COMPONENTS, INC.

NOTICE OF MAJORITY SHAREHOLDERS CONSENT

IN LIEU OF 2008 ANNUAL MEETING OF SHAREHOLDERS

May 9, 2008

To Our Shareholders:

Notice is hereby given that consent by the vote of the majority shareholders will be obtained in lieu of the 2008 Annual Meeting of Shareholders of Precision Aerospace Components, Inc., a Delaware corporation (the "Company").

The consent will be obtained as permitted pursuant to Pursuant to Section 228 of the Delaware General Corporation Law and Section 9 of the Company’s by-laws.

The following actions were approved as of this date by the holders of 53.6% of the shares outstanding:

1.

The election of the following as directors of the Corporation, to serve until their replacement is elected:

Robert Adler

Alexander Kreger

Chris Phillips

Andrew S. Prince

David Walters

2.

The ratification of the selection of Bagell, Josephs Levine & Company as the Company’s registered public accounting firm for the current fiscal year.

Since the proposals will each already be adopted by the action of the holders of 53.6% of the issued and outstanding shares of common stock entitled to vote thereon, your vote is not required and this information is being provided as a matter of record.  Nonetheless, all shareholders of record at the close of business on April 7, 2007 are entitled to notice of this consent.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS NOTICE IS FOR INFORMATION PURPOSES ONLY.

By Order of the Board of Directors

Andrew S. Prince

President and Chief Executive Officer

Staten Island, New York

April 7, 2008

PRECISION AEROSPACE COMPONENTS, INC.

INFORMATION STATEMENT

Table of Contents

PAGE

INTRODUCTION

4

PROPOSAL 1.  Election of Directors

5

PROPOSAL 2:  Ratification of Accountants

9

ADDITIONAL INFORMATION

10

INTRODUCTION

This Information Statement, dated April 7, 2008, is furnished in connection with the May 9, 2008 Majority Shareholders Consent in lieu of the Annual Meeting of Shareholders of Precision Aerospace Corporation, Inc. (the "Meeting"), for the purposes set forth in the notice of the consent.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS NOTICE IS FOR INFORMATION PURPOSES ONLY.

This Information Statement was mailed to shareholders on or about April  ___,  2008.

The complete mailing address of the Company's principal executive office is 2200 Arthur Kill Road, Staten Island, NY 10309.

At the date of the consent, at which date the annual meeting would have been held, the following voting shares of the Company will be outstanding:

CLASS	SHARES OUTSTNDING	VOTING
Common Shares	33,324,691	33,324,691

Each common share is entitled to one vote.  The common shares are the only shares of the Company entitled to a vote.

The 3 holders of 17,860,000 common shares (53.6% of the total outstanding shares) will vote together to approve each of the proposals.

Appraisal rights are not available to shareholders with respect to any matter approved.

The annual report on Form 10-KSB of the Company for the year ended December 31, 2007 (the "Annual Report"), including the Company's audited consolidated financial statements for the year ended December 31, 2007 is being mailed to the Company's shareholders with this Information Statement.  Shareholders are encouraged to read the Annual Report with special care since the information contained therein is integral to this Information Statement and is hereby incorporated by reference.  The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which a solicitation of proxies is to be made.

THE COMPANY IS NOT SOLICITING PROXIES IN CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT, AND NO VOTE OR OTHER ACTION BY THE COMPANY'S STOCKHOLDERS IS REQUIRED TO BE TAKEN IN CONNECTION WITH THIS INFORMATION STATEMENT.

More specifically, this Information Statement is being furnished to the holders of record on April 7, 2008, of the outstanding shares of common stock, $.001 par value, of the Company.

This Information Statement is being provided solely for informational purposes and is NOT being provided in connection with a vote of the Company's stockholders.

PROPOSAL 1:  ELECTION OF DIRECTORS

The board consists of five members, three of whom are independent by the definitions utilized by the Company.  Mr. Phillips serves as the Company’s Secretary, although he is not employed by the Company; since he is an officer of the Company he is not considered independent, although in all other respects he is.  Our bylaws provide that the board of directors will be no less than five nor more than nine.  Each director holds office until the next annual meeting of stockholders and until the director’s successor has been elected and qualified or the director resigns, unless sooner removed.

The following table sets forth the name, age and position of each of the persons nominated for appointment to the Company’s Board of Directors, additional information follows the table:

Name	Age	Position	With Company Since
Alexander Kreger	64	Director and Chairman of the Board,	2006
Andrew S. Prince	64	President and CEO, Principal Financial Officer, and Director	2006, Officer since 2007
Robert Adler.	73	Director	2006
Chris Phillips	35	Secretary and Director	2006
David Walters	45	Director	2006

Alexander Kreger

Mr. Kreger has served as the President of Kreger Truck Renting Company, Inc. since 1999. Mr. Kreger has a BS in accounting and finance from the Wharton School, University of Pennsylvania.

Mr. Kreger is a member of the Company’s Audit and Compensation Committees.

Andrew S. Prince

Mr. Prince is presently President and Chief Executive Officer of the Company.  Mr. Prince is, and for the last five years has been, a principal of Prince Strategic Group LC, a strategic advisory and merchant-banking group.  Prince Strategic Group’s focus is strategic planning, acquisition/disposition advice, financial restructuring and providing crisis and interim CEO, COO management.  Mr. Prince assists large and small organizations to develop and implement their business strategies and refine their operations.  He has extensive experience in corporate financing, strategic relationship and acquisition transactions, including their financial and strategic analysis, structuring and negotiations, strategic planning and management development activities as well as background in all facets of operations in both small and large organizations.  From June 1, 2004-June 1, 2006, Mr. Prince was a director of CDKnet.com (OTCBB: CDKN).  Mr. Prince is a graduate of the United States Naval Academy, Harvard Law School and Harvard Business School.

Mr. Prince is a member of the Company’s Compensation Committee.

Robert I. Adler

From 2000 to 2002, Mr. Adler was Managing Director for ING Furman Selz Asset Management. From 1991 to 2000, he was Vice President, Senior Investment Officer for BHF Securities Corp. He is currently a member of the Board of Directors of China Medicine Company, a distributor of pharmaceutical products, including traditional Chinese herbal medicine, and SinoEnergy Holding Co., a manufacturer of stainless steel vessels for liquid and compressed natural gas.

Mr. Adler is Chairman of the Company’s Audit Committee.

Chris Phillips

Since February 2008, Chris Phillips has been a portfolio manager for a hedge fund. Previously from October 2004 until January 2008, Mr. Phillips served as the President and CEO of Apogee Financial Investments, Inc., a merchant bank, who owns 100% of Midtown Partners & Co., LLC, a FINRA licensed broker-dealer.  Since July 2000 and up until January 2008, he acted as the managing member of TotalCFO, LLC which provides consulting and CFO services to a number of public and private companies and high net worth individuals.  From November 2007 through January 2008 Mr. Phillips served as the CEO and Chief Accounting Officer of OmniReliant Holdings, Inc. (OTCBB: ORHI).  Presently, he is also a Board Member of OmniReliant Holdings, Inc. (OTCBB: ORHI).  Mr. Phillips holds a Bachelors of Science Degree in Accounting and Finance and a Masters of Accountancy with a concentration in Tax from the University of Florida.  Mr. Phillips is a Florida licensed Certified Public Accountant.

David Walters

David Walters co-founded Monarch Bay Associates, LLC, a FINRA member broker dealer, in 2006. Prior to Monarch Bay Associates, Mr. Walters was a principal with Monarch Bay Capital Group, LLC, a firm that provided advisory services and capital for emerging growth companies.  From 1992 through 2000 he was Executive Vice President and Managing Director in charge of Capital Markets for Roth Capital (formerly Cruttenden Roth) where he was instrumental in building the company’s revenues from $7 million to $65 million.  As an equity partner, he managed the capital markets group and led over 100 public and private financings, raising over $2 billion in growth capital.  Additionally, Mr. Walters oversaw a research department that covered over 100 public companies, and was responsible for the syndication, distribution and after-market trading of the public offerings.  Prior to Cruttenden Roth, he was Vice President for both Drexel Burnham Lambert and Donaldson Lufkin and Jenrette in Los Angeles, and he ran a private equity investment fund.  Mr. Walters is Chairman of the Board of Directors of the publicly traded companies: Remote Dynamics, Inc. (OCTBB: REDI), Monarch Staffing, Inc. (OCTBB: MSTF.OB), and the non-publicly traded companies Bounce Mobile Systems, Inc. and Systems Evolution, Inc., STI Group, Inc. and a director of Lathian Systems, Inc.  Mr. Walters earned a B.S. in Bioengineering from the University of California, San Diego.

Mr. Walters is Chairman of the Company’s Compensation Committee .and a member of the Company’s Audit Committee.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

Certain Relationships and Related Transactions

On July 20, 2006, the Company entered into an exchange agreement (the “Exchange Agreement”) pursuant to which the Company acquired all of the equity of Delaware Fastener Acquisition Corp., a Delaware corporation (“DFAC”), pursuant to an exchange agreement with the stockholders of DFAC.  The stockholders of DFAC included our chairman, Alex Kreger, his son Richard Kreger and daughter, Aimee Brooks (the “Related Parties”).  Contemporaneously, DFAC acquired the assets, subject to certain liabilities, of Freundlich Supply Company, Inc. (“Freundlich Supply”) pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) dated May 24, 2006 among DFAC, Freundlich Supply, and Michael Freundlich.  The purchase of the assets was financed by the proceeds from the sale by the Company of its securities pursuant to a securities purchase agreement (the “Securities Purchase Agreement”).  The overall transaction involved an investment of $5,750,000 (five million seven hundred fifty thousand dollars) and the Related Parties obtained an eventual approximate 16% interest in the Company (assuming full conversion of the convertible preferred series A and B shares and the convertible note and no adjustment to the conversion prices).  As a result of the Exchange Agreement, DFAC became a wholly-owned subsidiary of the Company.  Upon completion of the foregoing transactions, the Company changed its name to Precision Aerospace Components, Inc. and DFAC changed its name to Freundlich Supply Company, Inc.

In connection with the transactions described above, Midtown Partners, with whom Mr. Richard Kreger is a vice president, an investor in the Securities Purchase Agreement, and the son of the Company’s Chairman, Alex Kreger, obtained 250,000 of the Company’s Series B Convertible Preferred shares.  These shares were received from the shares paid by the Company to DFAC.

Prior to consummation of the above transactions, Mr. Alex Kreger was neither a director of, nor did he hold any position with, the Company, nor did he have a familial relationship with any director or executive officer of the Company.

Independence of Directors

The Board consists of 5 members of whom 4 are non-management directors.  Determination as to the qualifications of an independent directors are determined under the definition of Independent director as set forth in Rule 4200 of the NASDAQ Manual.  The independence guidelines and the Company’s categorical standards include a series of objective tests, such as the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company, which would prevent a director from being independent.

Only Mr. Prince, the Company’s President and CEO, is a management director and non-independent.  Mr. Phillips serves as the Company’s secretary, he is not employed by the Company; since he is an officer of the Company he would not be considered independent, although in all other respects he is.

Board Meetings

For the fiscal year ended December 31, 2007 (“Fiscal 2007”), the Board of Directors held five meetings and acted by unanimous consent five times.  All Board members other than Chris Phillips attended at least 75% of the aggregate number of Board meetings and applicable committee meetings held while such individuals were serving on the Board of Directors, or such committees.  Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending meetings of the shareholders of the Company, the Board of Directors and committees of which he or she is a member.

Code of Ethics and Committee Charters

Drafts of a Code of Ethics and committee charters for the Audit and Compensation committees have been prepared and are under review by the Board of Directors but have not been formally adopted.

Audit Committee

The Audit Committee makes such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

Compensation Committee

Thee compensation committee is authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.  Officers of the Company serving on the Compensation committee do not participate in discussions regarding their compensation.

Nominating Committee

The Company does not have a Nominating Committee and the full Board acts in such capacity.

Code of Ethics

The Code of Ethics will apply to the Company’s directors, officers and employees.  It will be available on the Company’s website.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities.  Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file.  Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that, during 2007, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

Compensation of Directors

The following table sets forth information with respect to director’s compensation for the fiscal year ended December 31, 2007:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Robert Adler	$9,000						$9,000
Alex Kreger	$7,000						$7,000
Chris Phillips	$3,000						$3,000
Andrew Prince	$4,500						$4,500
David Walters	$10,000						$10,000

Non-employee Directors of the Company were paid $2,500 per meeting for board meeting attendance in person and $1,500 per meeting for board meeting attendance by phone and $1,500 per meeting for each committee meeting.  To conserve cash, certain director’s payments were not paid when earned in 2007.

THE REQUISITE MAJORITY OF SHAREHOLDERS HAS VOTED IN FAVOR OF THE ELECTION OF THESE DIRECTORS.  NO PROXY IS REQUIRED OR REQUESTED.  VERY SPECIFICALLY, YOU ARE REQUESTED NOT TO SEND US YOUR PROXY.

THIS NOTICE IS FOR INFORMATION PURPOSES ONLY.

PROPOSAL 2: THE RATIFICATION OF THE SELECTION OF BAGELL, JOSEPHS LEVINE & COMPANY AS THE COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.

The Board of Directors intends to appoint Bagell, Josephs Levine & Company as the Company’s independent registered public accounting firm to act in such capacity for the fiscal year ending December 31, 2008.  Although the submission of this matter is not legally required, the Board believes that such submission is consistent with the best practices and is an opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance.

Audit Fees

The aggregate fees billed or to be billed for professional services rendered by our independent registered public accounting firms for the audit of our annual financial statements, review of financial statements included in our quarterly reports and other fees that are normally provided by the accounting firms in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2007 and 2006 were $66,975 for 2007, and $76,586 for 2006.

Audit Related Fees

The aggregate fees billed or to be billed for audit related services by the Company’s independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements, other than those previously reported in this Item 14, for the fiscal years ended December 31, 2007 and 2006 were $0 in 2007 and $0 in 2006.

Tax Fees

The aggregate fees billed for professional services rendered by the Company’s independent registered public accounting firms for tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2007 and 2006 were $5,000 in 2007 and $0 in 2006.

All Other Fees

The aggregate fees billed for products and services provided the Company’s independent registered public accounting firms for the fiscal years ended December 31, 2007 and 2006 were $0 in 2007 and $0 in 2006.

Audit Committee

Our Audit Committee implemented pre-approval policies and procedures for our engagement of the independent auditors for both audit and permissible non-audit services.  Under these policies and procedures, all services provided by the independent auditors must be approved by the Audit Committee or Board of Directors prior to the commencement of the services, subject to certain de-minimus non-audit service (as described in Rule 2-01(c)(7)(C) of Regulation S-X) that do not have to be pre-approved as long as management promptly notifies the Audit Committee of such service and the Audit Committee or Board of Directors approves it prior to the service being completed.  All of the services provided by our independent auditors have been approved in accordance with our pre-approval policies and procedures.

THE REQUISITE MAJORITY OF SHAREHOLDERS HAS VOTED IN FAVOR OF THIS PROPOSAL.

NO PROXY IS REQUIRED OR REQUESTED.

VERY SPECIFICALLY, YOU ARE REQUESTED NOT TO SEND US YOUR PROXY.

THIS NOTICE IS FOR INFORMATION PURPOSES ONLY.

ADDITIONAL INFORMATION

Voting Securities; Beneficial Ownership of the Company's Common Stock

The Company's common stock is the only class of voting equity securities that is currently outstanding and entitled to vote at a meeting of the Company's stockholders.  Each share of common stock entitles the holder thereof to one (1) vote.  As of April 7, 2008, 33,324,691 shares of the Company's common stock were outstanding.

The Company also has Series A and Series B convertible preferred shares outstanding.  These shares are non voting (until converted into common shares).

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of April 7, 2008, for: (i) each person who is known by the Company to beneficially own more than 5 percent of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s Named Executive Officers, and (iv) all directors and executive officers as a group.  As of April 7, 2008, the Company had 33,324,691 shares of Common Stock outstanding.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Percentage of Total Voting Power	Position
Richard Kreger 134 Lords Highway Weston, CT 06883	69,111,309	(2)	69.1%	69.1%
Alex Kreger	13,692,000		13.7%	13.7%	Executive Chairman & Director
BGRS 12333 Fairy Hill Road Rydal, PA 19046	3,150,000		3.2%	3.2%
Aimee Brooks 12 Graham Terrace Montclair, NJ 07042	1,722,000		1.7	1.7
Robert Adler	0		0	0	Director
Chris Phillips	0		0	0	Director, Secretary
Andrew Prince	0		0	0	Director, President and CEO
David Walters					Director
Directors and Executive Officers as a Group (5 persons)	13,692,000		13.7%	13.7%

(1)	Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company, 2200 Arthur Kill Road, Staten Island, New York 10309.

(2)

Includes all shares of Common Stock, up to the maximum presently authorized shares of Company common stock issuable, upon conversion of either convertible preferred series A stock or Series A or Series B warrants held by Mr. Richard Kreger.  Were sufficient shares of Company common stock available, and all warrants and conversion of preferred series A possible, a total of 592,486,771 shares could be held by Mr. Kreger.

Executive Compensation

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the Company’s principal executive officer and all of the other executive officers with annual compensation exceeding $100,000, who served during the fiscal year ended December 31, 2007, for services in all capacities to the Company:

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensa tion ($)	Nonqual ified Deferred Compensa tion Earnings ($)	All Other Compensa tion ($)		Total ($)
Robert Moyer President, CEO and Director (1)	2007	$8,654	0	0	0	0	0	$0	(2)	$8,654

Andrew Prince President, CEO and Director	2007	$142,769	0	0	0	0	0	$0	(2)	$142,769

(1) Robert Moyer ceased serving in his positions as President and CEO on January 18, 2007 and was replaced by Andrew Prince.

(2) Messrs. Moyer (until his departure) and Prince (upon replacing Mr. Moyer) served as directors of the Company, but without compensation for their director services.  Mr. Prince had, until the time he replaced Mr. Moyer, served as a paid director of the Company.

Other Compensation Information

The Company, as reported in its 8-K filed on March 3, 2008, approved an employment and compensation agreement with Andrew S. Prince, its President and CEO, which will run through September 1, 2008.  The same 8-K approved the option compensation to be received by non-executive members of the Company’s Board of Directors.  Other than the foregoing, the Company does not presently have any Stock Option Plan, long term compensation agreement, other option of SAR agreements or grants or pension or profit sharing arrangements.

Annual Report, Financial and Additional Information.

The Annual Financial Statements and Review of Operations of the Company for fiscal year 2007 can be found in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

The Company’s filings with the SEC are all accessible by following the links to “Investor Info” on the Company’s website at precaeroinc.com. The Company will furnish without charge a copy of the Company’s Annual Report on Form 10-KSB, including the financial statements and schedules thereto, to any person requesting in writing and stating that he or she is the beneficial owner of Common Shares of the Company.

Requests and inquiries should be addressed to:

Investor Relations

Precision Aerospace Components, Inc.

2200 Arthur Kill Road

Staten Island, NY 10309

By Order of the Board of Directors

Andrew S. Prince

President and Chief Executive Officer

Dated: April 7, 2008